Exhibit 10.1

SECOND LOAN MODIFICATION AGREEMENT

This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of November 1, 2016 (the “Second Loan Modification Effective Date”), by and among (i) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 230 West Monroe Street, Suite 720, Chicago, Illinois 60606 (“Bank”), (ii) ARI NETWORK SERVICES, INC., a Wisconsin corporation (“ARI”) and (iii) PROJECT VIKING II ACQUISITION, INC., a Wisconsin corporation (“Viking”, and together with ARI, individually and collectively, jointly and severally, the “Borrower”).

1.

DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS.  Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of April 26, 2013, evidenced by, among other documents, a certain Loan and Security Agreement dated as of April 26, 2013, as amended by that certain First Loan Modification Agreement, dated as of September 30, 2014 (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.

DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by (a) the Collateral as described in the Loan Agreement and (b) the Intellectual Property Collateral as described in that certain Intellectual Property Security Agreement dated as of April 26, 2013, by and between Borrower and Bank (as amended and in effect as of the date hereof, the “IP Agreement”) (together with any other collateral security granted to Bank, the “Security Documents”).  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.

EXISTING TERM LOAN.  Borrower and Bank acknowledge and agree that the outstanding principal balance of the existing Term Loan 2014 as of October 1, 2016 is $4,840,000.

4.

 DESCRIPTION OF CHANGE IN TERMS.

A.

Modification to Loan Agreement.

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The Loan Agreement shall be amended by deleting the following text appearing as Section 2.1.2 thereof:

“2.1.2 Term Loan 2014.

(a)

Availability.  Bank shall make one (1) term loan (the “Term Loan 2014”) available to Borrower in an amount up to Six Million Fifty Thousand Dollars ($6,050,000) (the “Term Loan 2014 Amount”) on the First Loan Modification Effective Date, subject to the satisfaction of the terms and conditions of this Agreement.

(b)

Repayment.  Borrower shall make interest payments on the outstanding principal balance of the Term Loan 2014 as follows: (i) commencing on the first day of the Borrower’s Fiscal Quarter following the Fiscal Quarter in which the Funding Date occurs, Borrower shall make quarterly payments of interest with respect to the Term Loan 2014 and thereafter on the first day of each successive Fiscal Quarter thereafter until the Term Loan 2014 is paid in full.  In addition, Borrower shall repay the principal amount of the Term Loan 2014 (each payment of principal and/or interest being a “Term Loan 2014 Payment”), in quarterly installments of principal commencing on November 1, 2014 and on the first day of each successive Fiscal Quarter thereafter until the Term Loan 2014 is paid in full, based on the installment amounts set forth below opposite each installment payment date set forth below:

Installment Payment Dates	Installment Amount
November 1, 2014 through and including August 1, 2016	$151,250.00
November 1, 2016 through and including August 1, 2017	$226,875.00
November 1, 2017 through and including August 1, 2019	$302,500.00

To the extent not previously paid, the then outstanding principal amount of the Term Loan 2014 shall be due and payable on the Term Loan 2014 Maturity Date, together with accrued and unpaid interest on such principal amount to be paid to but excluding the date of payment.  Once repaid, no portion of the Term Loan 2014 may be reborrowed.

(c)

Prepayment of Term Loan 2014.   Borrower may at any time and from time to time prepay all, but not less than all, of the outstanding principal balance of the Term Loan 2014, upon irrevocable (except as provided below) notice delivered to the Bank no later than 10:00 A.M., Pacific time, one (1) Business Day prior thereto.  If such prepayment is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a prepayment fee in an amount equal to (i) if such prepayment occurs on or prior to the First Anniversary, One Hundred Twenty One Thousand Dollars ($121,000.00) (i.e. two percent (2.00%) of Six Million Fifty Thousand Dollars ($6,050,000)); (ii) if such prepayment occurs after the First Anniversary but on or before the Second Anniversary, Sixty Thousand Five Hundred Dollars ($60,500.00) (i.e. one percent (1.00%) of Six Million Fifty Thousand Dollars ($6,050,000)); and (iii) if such prepayment occurs after the Second Anniversary, no prepayment fee will be charged. No prepayment fee shall be charged if the credit facility hereunder is replaced with a new facility from Bank or another division of Silicon Valley Bank.  In addition, if such notice of prepayment indicates that such prepayment is to be funded with the proceeds of a refinancing, such notice of prepayment may be revoked if the financing is not consummated.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid.

(d)

Each prepayment of the Term Loan 2014 under Section 2.1.2(c) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

(e)

Use of Proceeds of the Term Loan 2014.  Proceeds of the Term Loan 2014 shall be used (i) first, to the repayment in full of the outstanding principal balance and all accrued and unpaid interest on the existing Term Loan; and (ii) second, to support the Borrower’s TCS Acquisition described in the TCS Acquisition Agreement.  Bank acknowledges and agrees that no prepayment fee shall be due in connection with the repayment of the existing Term Loan.

(f)

Excess Cash Flow Recapture Amount.  Following July 31, 2015 and continuing until such date as Borrower’s Total Leverage Ratio is less than 2.00:1.00 (as determined by Bank based on Borrower’s annual audited financial statements delivered to Bank), if, for any fiscal year of the Borrower during any such  annual period, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply 25% of such Excess Cash Flow (the “Excess Cash Flow Recapture Amount”), toward the prepayment of the Term Loan 2014 and other amounts as set forth in

Section 2.1.2 (b), to be applied in inverse order of maturity; provided, that the prepayment fee described in Section 2.1.2(c) above shall not be applicable to the application of any such Excess Cash Flow Recapture Amount.  Each such prepayment shall be made on a date (each an “Excess Cash Flow Application Date”) occurring no later than the earliest of (i) the date that is 30 days after the date on which the financial statements of the Borrower referred to in Section 6.2(3), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Bank, (ii) the date that is 30 days after the date such financial statements are actually delivered and (iii) May 31st of such year.”

and inserting in lieu thereof the following:

“2.1.2 Term Loan 2016.

(a)

Availability.  Bank shall make one (1) term loan (the “Term Loan 2016”) available to Borrower in an amount up to Thirteen Million Dollars ($13,000,000.00) (the “Term Loan 2016 Amount”) on the Second Loan Modification Effective Date, subject to the satisfaction of the terms and conditions of this Agreement.

(b)

Repayment.  Borrower shall make interest and principal payments on the Term Loan 2016 as follows: (i) commencing on the first day of the Borrower’s Fiscal Quarter following the Fiscal Quarter in which the Funding Date occurs, Borrower shall make quarterly payments of interest on the outstanding principal balance of the Term Loan 2016 and thereafter on the first day of each successive Fiscal Quarter thereafter until the Term Loan 2016 is paid in full; and (ii) Borrower shall repay the principal amount of the Term Loan 2016 (each payment of principal and/or interest being a “Term Loan 2016 Payment”), in quarterly installments of principal commencing on February 1, 2017 and on the first day of each successive Fiscal Quarter thereafter until the Term Loan 2016 is paid in full, based on the installment amounts set forth below opposite each installment payment date set forth below:

Installment Payment Dates	Installment Amount
February 1, 2017 through and including November 1, 2018	$325,000.00
February 1, 2019 through and including November 1, 2019	$487,500.00
February 1, 2020 through and including August 1, 2021	$650,000.00

To the extent not previously paid, the then outstanding principal amount of the Term Loan 2016 shall be due and payable on the Term Loan 2016 Maturity Date, together with accrued and unpaid interest on such principal amount to be paid to but excluding the date of payment.  Once repaid, no portion of the Term Loan 2016 may be reborrowed.

(c)

Prepayment of Term Loan 2016.   Borrower may at any time and from time to time prepay all, but not less than all, of the outstanding principal balance of the Term Loan 2016, upon irrevocable (except as provided below) notice delivered to the Bank no later than 10:00 A.M., Pacific time, one (1) Business Day prior thereto.  If such prepayment is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a prepayment fee in an amount equal

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to (i) if such prepayment occurs on or prior to the First Anniversary, Two Hundred Sixty Thousand Dollars ($260,000.00) (i.e. two percent (2.00%) of Thirteen Million Dollars ($13,000,000)); (ii) if such prepayment occurs after the First Anniversary but on or before the Second Anniversary, One Hundred Thirty Thousand Dollars ($130,000.00) (i.e. one percent (1.00%) of Thirteen Million Dollars ($13,000,000)); and (iii) if such prepayment occurs after the Second Anniversary, no prepayment fee will be charged. No prepayment fee shall be charged if the credit facility hereunder is replaced with a new facility from Bank or another division of Silicon Valley Bank.  In addition, if such notice of prepayment indicates that such prepayment is to be funded with the proceeds of a refinancing, such notice of prepayment may be revoked if the financing is not consummated.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid.

(d)

Each prepayment of the Term Loan 2016 under Section 2.1.2(c) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

(e)

Use of Proceeds of the Term Loan 2016.  Proceeds of the Term Loan 2016 shall be used (i) first, to the repayment in full of the outstanding principal balance and all accrued and unpaid interest on the existing Term Loan 2014; and (ii) second, to support the Borrower’s Auction 123 Acquisition described in the Auction 123 Acquisition Agreement.  Bank acknowledges and agrees that no prepayment fee shall be due in connection with the repayment of the existing Term Loan 2014.

(f)

Excess Cash Flow Recapture Amount.  Commencing July 31, 2018 and thereafter, if, for any fiscal year of the Borrower during any such annual period, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply the Excess Cash Flow Recapture Amount, toward the prepayment of the Term Loan 2016 and other amounts as set forth in Section 2.1.2 (b), to be applied in inverse order of maturity; provided, that the prepayment fee described in Section 2.1.2(c) above shall not be applicable to the application of any such Excess Cash Flow Recapture Amount.  Each such prepayment shall be made on a date (each an “Excess Cash Flow Application Date”) occurring no later than the earliest of (i) the date that is 30 days after the date on which the financial statements of the Borrower referred to in Section 6.2(3), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Bank, (ii) the date that is 30 days after the date such financial statements are actually delivered and (iii) December 31st of such year.”

The Loan Agreement shall be amended by deleting the following text appearing as Section 2.3(b) thereof:

“(b)

Term Loan 2014.  Subject to Section 2.3(c), the principal amount outstanding under the Term Loan 2014 shall accrue interest at a floating per annum rate equal to the Prime Rate plus the Applicable Margin, which interest shall be payable quarterly in accordance with Section 2.1.2(b) above.”

and inserting in lieu thereof the following:

“(b)

Term Loan 2016.  Subject to Section 2.3(c), the principal amount outstanding under the Term Loan 2016 shall accrue interest at a floating per annum rate equal to the Prime Rate plus the Applicable Margin, which interest shall be payable quarterly in accordance with Section 2.1.2(b) above.”

The Loan Agreement shall be amended by deleting the following text appearing as Section 6.7(a) thereof:

“(a)

Total Leverage Ratio.  A Total Leverage Ratio, measured on a trailing twelve (12) month basis ending as of the date of measurement, (i) from the First Loan Modification Effective Date through and including the period ending October 31, 2014, equal to or less than 3.25:1.00, and (ii) for each period ending thereafter, equal to or less than 3.00:1.00, to be tested (A) monthly, on the last day of each month, when there are outstanding Advances under the Revolving Line as of the date of measurement, or (B) quarterly, on the last day of each Fiscal Quarter, if there are no outstanding Advances under the Revolving Line as of the date of measurement.”

and inserting in lieu thereof the following:

“(a)

Total Leverage Ratio.  A Total Leverage Ratio, measured on a trailing twelve (12) month basis ending as of the date of measurement, (i) from the Second Loan Modification Effective Date through and including the period ending December 31, 2017, equal to or less than 3.00:1.00, and (ii) for each period ending thereafter, equal to or less than 2.50:1.00, to be tested (A) monthly, on the last day of each month, when there are outstanding Advances under the Revolving Line as of the date of measurement, or (B) quarterly, on the last day of each Fiscal Quarter, if there are no outstanding Advances under the Revolving Line as of the date of measurement.”

The Loan Agreement shall be amended by deleting the following text appearing as Section 7.3 thereof:

“7.3

Mergers or Acquisitions.  Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or, other than the TCS Acquisition consented to by Bank, acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary).  A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.”

and inserting in lieu thereof the following:

“7.3

Mergers or Acquisitions.  Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or, other than the TCS Acquisition, the TASCO Acquisition, the DCi Acquisition, and the Auction 123 Acquisition, each consented to by Bank, acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary).  A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.”

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The Loan Agreement shall be amended by deleting the following text appearing as Section 8.1 thereof:

“8.1

Payment Default.  Borrower fails to (a) make any payment of principal or interest on any Credit Extension when due (provided that failure by Bank to timely debit Borrower’s account at Bank for any interest and/or principal payment will not result in an Event of Default hereunder), or (b) pay any other Obligation within three (3) Business Days after such Obligation is due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date and/or the Term Loan 2014 Maturity Date).  During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);”

and inserting in lieu thereof the following:

“8.1

Payment Default.  Borrower fails to (a) make any payment of principal or interest on any Credit Extension when due (provided that failure by Bank to timely debit Borrower’s account at Bank for any interest and/or principal payment will not result in an Event of Default hereunder), or (b) pay any other Obligation within three (3) Business Days after such Obligation is due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date and/or the Term Loan 2016 Maturity Date).  During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);”

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The Loan Agreement shall be amended by deleting the following terms and their respective definitions appearing in Section 13.1 thereof:

“Applicable Margin” is the rate per annum set forth under the relevant column heading below, as determined by Bank at such time as the Total Leverage Ratio is tested by Bank (i.e. monthly, on the last day of each month, when there are outstanding Advances under the Revolving Line and quarterly, on the last day of each Fiscal Quarter, when there are no outstanding Advances under the Revolving Line), based on the Compliance Certificate corresponding with the end of each such period and as required to be delivered pursuant to Section 6.2(b):

With respect to the Term Loan 2014 and Advances

Total Leverage Ratio	Applicable Margin
>2.50:1.00	1.50%
>1,75:1.00 but < 2.50:1.00	1.00%
< 1.75:1.00	0.50%

Notwithstanding the foregoing, (a) until the delivery of the first Compliance Certificate following the First Loan Modification Effective Date, as required to be delivered pursuant to Section 6.2(b), the Applicable Margin applicable to the Term Loan 2014 and Advances under the Revolving Line shall be the rates corresponding to a Total Leverage Ratio of 2.50:1.00 in the foregoing table, (b) if the Borrower fails to timely deliver any of the financial statements required by Section 6.2 and the related Compliance Certificate required by Section 6.2(b), by the respective date required thereunder after the end of any applicable reporting period of the Borrower, the Applicable Margin applicable to the Term Loan 2014 and Advances under the Revolving Line shall be the rates corresponding to a Total Leverage Ratio of 2.50:1.00 in the foregoing table until such financial statements and Compliance Certificate are delivered, and (c) no reduction to the Applicable Margin shall become effective at any time when an Event of Default has occurred and is continuing.

If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Bank determines that (x) the Total Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (y) a proper calculation of the Total Leverage Ratio would have resulted in different pricing for any period, then (i) if the proper calculation of the Total Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall automatically and retroactively be obligated to pay to the Bank, promptly on demand by the Bank, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; provided that such period may not exceed one hundred eighty (180) days prior to such demand by Bank; and (ii) if the proper calculation of the Total Leverage Ratio would have resulted in lower pricing for such period, the Bank shall have no obligation to repay any interest or fees to the Borrower, but the same shall be applied to reduce any outstanding Obligations.

“Credit Extension” is any Advance, Term Loan 2014, any Overadvance, Letter of Credit, foreign exchange forward contract, amount utilized for cash management services, or any other extension of credit by Bank for Borrower’s benefit.

“EBITDA” shall mean (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense, plus (e) one-time costs and other non-recurring fees and expenses incurred in connection with the transactions under this Agreement, the Ready2Ride acquisition, the 50Below acquisition and the TCS Acquisition; plus (f) other reasonable non-cash items, including, without limitation, non-cash stock compensation expense, and other one-time charges reducing Net Income, in each case approved by Bank in writing as an ‘add back’ to EBITDA.

“Excess Cash Flow Recapture Amount” is defined in Section 2.12(f).

“First Anniversary” is the date that is 365 days after the First Loan Modification Effective Date.

“Fixed Charges” means, with respect to Borrower and its consolidated Subsidiaries for any trailing twelve-month period, the sum (without duplication) of (a) Interest Expense paid in cash for such period, plus (b) scheduled payments actually paid in cash during such period on account of the principal amount of outstanding Indebtedness of the Borrower and its consolidated Subsidiaries (including, without limitation, all scheduled principal payments and prepayments in respect of the Term Loan 2014; provided, that for the first four (4) quarterly testing periods occurring after the First Loan Modification Effective Date, such principal payments and prepayments shall be deemed to be Six Hundred Five Thousand Dollars ($605,000).

“Revolving Line Maturity Date” is September 30, 2016.

“Term Loan 2014” is defined in Section 2.1.2(a).

and inserting in lieu thereof the following:

“Applicable Margin” is the rate per annum set forth under the relevant column heading below, as determined by Bank at such time as the Total Leverage Ratio is tested by Bank (i.e. monthly, on the last day of each month, when there are outstanding Advances under the Revolving Line and quarterly, on the last day of each Fiscal Quarter, when there are no outstanding Advances under the Revolving Line), based on the Compliance Certificate corresponding with the end of each such period and as required to be delivered pursuant to Section 6.2(b):

With respect to the Term Loan 2016 and Advances

Total Leverage Ratio	Applicable Margin
>2.50:1.00	1.50%
>1.75:1.00 but < 2.50:1.00	1.00%

Total Leverage Ratio	Applicable Margin
< 1.75:1.00	0.50%

Notwithstanding the foregoing, (a) until the delivery of the first Compliance Certificate following the Second Loan Modification Effective Date, as required to be delivered pursuant to Section 6.2(b), the Applicable Margin applicable to the Term Loan 2016 and Advances under the Revolving Line shall be the rates corresponding to a Total Leverage Ratio of 2.50:1.00 in the foregoing table, (b) if the Borrower fails to timely deliver any of the financial statements required by Section 6.2 and the related Compliance Certificate required by Section 6.2(b), by the respective date required thereunder after the end of any applicable reporting period of the Borrower, the Applicable Margin applicable to the Term Loan 2016 and Advances under the Revolving Line shall be the rates corresponding to a Total Leverage Ratio of 2.50:1.00 in the foregoing table until such financial statements and Compliance Certificate are delivered, and (c) no reduction to the Applicable Margin shall become effective at any time when an Event of Default has occurred and is continuing.

If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Bank determines that (x) the Total Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (y) a proper calculation of the Total Leverage Ratio would have resulted in different pricing for any period, then (i) if the proper calculation of the Total Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall automatically and retroactively be obligated to pay to the Bank, promptly on demand by the Bank, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; provided that such period may not exceed one hundred eighty (180) days prior to such demand by Bank; and (ii) if the proper calculation of the Total Leverage Ratio would have resulted in lower pricing for such period, the Bank shall have no obligation to repay any interest or fees to the Borrower, but the same shall be applied to reduce any outstanding Obligations.

“Credit Extension” is any Advance, Term Loan 2016, any Overadvance, Letter of Credit, foreign exchange forward contract, amount utilized for cash management services, or any other extension of credit by Bank for Borrower’s benefit.

“EBITDA” shall mean (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense, plus (e) one-time costs and other non-recurring fees and expenses incurred in connection with the transactions under this Agreement and the Auction 123 Acquisition; plus (f) other reasonable non-cash items, including, without limitation, non-cash stock compensation expense, and other one-time charges reducing Net Income, in each case approved by Bank in writing as an ‘add back’ to EBITDA.

“Excess Cash Flow Recapture Amount” is, for any annual period of Borrower, the Excess Cash Flow of Borrower for such annual period multiplied by the percentage set forth under the relevant column heading below, as determined by Bank at such time as the Total Leverage Ratio is determined by Bank in connection with the determination of such Excess Cash Flow Recapture Amount:

Total Leverage Ratio	Applicable Margin
>2.00:1.00	50%

Total Leverage Ratio	Applicable Margin
>1.25:1.00 but < 2.00:1.00	25%
< 1.25:1.00	0.00%

“First Anniversary” is the date that is 365 days after the Second Loan Modification Effective Date.

“Fixed Charges” means, with respect to Borrower and its consolidated Subsidiaries for any trailing twelve-month period, the sum (without duplication) of (a) Interest Expense paid in cash for such period, plus (b) scheduled payments actually paid in cash during such period on account of the principal amount of outstanding Indebtedness of the Borrower and its consolidated Subsidiaries (including, without limitation, all scheduled principal payments and prepayments in respect of the Term Loan 2016; provided, that for the first four (4) quarterly testing periods occurring after the Second Loan Modification Effective Date, such principal payments and prepayments shall be deemed to be One Million Three Hundred Thousand Dollars ($1,300,000)

“Revolving Line Maturity Date” is September 30, 2018.

“Term Loan 2014” is defined in the First Loan Modification Agreement.

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The Loan Agreement shall be amended by inserting the following terms and their corresponding definitions in Section 13.1 thereof, each in its applicable alphabetical order:

“Auction 123 Acquisition” means the transactions described in the Auction 123 Acquisition Agreement.

“Auction 123 Acquisition Agreement” means that certain Asset Purchase Agreement among ARI, Auction 123 Inc., Raymond Basha and Herbert Boardman, dated on or about the Second Loan Modification Effective Date.

“DCi Acquisition” means the transactions described in that certain Asset Purchase Agreement, by and among Borrower, Direct Communications, Incorporated, an Iowa corporation and the “Shareholders” named therein, dated as of July 13, 2015.

“First Loan Modification Agreement” is that certain First Loan Modification Agreement, by and between Borrower and Bank, dated as of September 30, 2014.

“Second Loan Modification Effective Date” is November 1, 2016.

“TASCO Acquisition” means the transactions described in that certain Asset Purchase Agreement, by and among Borrower, Signal Extraprise Corporation, a Pennsylvania corporation, Tire and Dealer Systems and Services Corporation, a Delaware corporation and the “Shareholder” named therein, dated as of April 27, 2015.

“Term Loan 2016” is defined in Section 2.1.2(a).

“Term Loan 2016 Payment Amount” is defined in Section 2.1.2(a).

“Term Loan 2016 Maturity Date” is November 1, 2021.

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The Compliance Certificate attached as Exhibit D to the Loan Agreement is hereby replaced with Exhibit A attached hereto.

5.

CONDITIONS PRECEDENT.  As a condition precedent to the effectiveness of this Loan Modification Agreement and the Bank’s obligation to continue to make Advances under the Revolving Line, the Bank shall have received the following documents prior to or concurrently with this Agreement, each in form and substance satisfactory to the Bank:

A.

this Loan Modification Agreement duly executed on behalf of each Borrower;

B.

copies, certified by a duly authorized officer of Borrower, to be true and complete as of the date hereof, of each of (i) the governing documents of Borrower as in effect on the date hereof (but only to the extent modified since last delivered to the Bank), (ii) the resolutions of Borrower authorizing the execution and delivery of this Loan Modification Agreement, the other documents executed in connection herewith and Borrower’s performance of all of the transactions contemplated hereby (but only to the extent required since last delivered to Bank), and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized on behalf of Borrower (but only to the extent any signatories have changed since such incumbency certificate was last delivered to Bank);

C.

a Subordination Agreement from Raymond Basha, Herbert Boardman and Auction 123 Inc.;

D.

the duly executed Consent, attaching thereto an executed copy of the Auction 123 Acquisition Agreement, together with copies of all documents executed and/or delivered in connection therewith;

E.

updated evidence of insurance; and

F.

such other documents as Bank may reasonably request.

6.

FEES.  Borrower shall pay to Bank a commitment fee equal to Sixty Thousand Dollars ($60,000), which fee shall be due on the date hereof and shall be fully earned as of the date hereof.  Borrower shall also reimburse Bank for all reasonable legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

7.

RATIFICATION OF IP AGREEMENT.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Agreement, and acknowledges, confirms and agrees that the IP Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in the IP Agreement, shall remain in full force and effect.

8.

RATIFICATION OF PERFECTION CERTIFICATE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of the date hereof, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

9.

CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

10.

RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

11.

NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

12.

GOVERNING LAW.  Section 11 of the Loan Agreement is hereby incorporated in its entirety.

13.

CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

14.

CONFIDENTIALITY.  Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower.  The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

15.

COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[Signature page follows.]

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:

ARI NETWORK SERVICES, INC.

By	William A. Nurthen
Name	William A. Nurthen
Title	Vice President, Chief Financial Officer and Secretary

PROJECT VIKING II ACQUISITION, INC.

By	William A. Nuthen
Name	William A. Nurthen
Title	Chief Financial Officer and Secretary

BANK:

SILICON VALLEY BANK

By	Jordan Parcell
Name	Jordan Parcell
Title	Vice President

Exhibit A to Second Loan Modification Agreement

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date: _______________
FROM:	ARI NETWORK SERVICES, INC.
PROJECT VIKING II ACQUISITION, INC.

The undersigned authorized officer of ARI NETWORK SERVICES, INC. (“ARI”), PROJECT VIKING II ACQUISITION, INC. (“Viking”, and together with ARI, individually and collectively, jointly and severally, the “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement (the “Agreement”), between Borrower and Silicon Valley Bank (“Bank”): (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) unless noted below, there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification.  The undersigned certifies that these supporting documents have been prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under the “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements	Monthly within 30 days	Yes No
Compliance Certificates	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 120 days	Yes No
10-Q, 10-K and 8-K, if applicable	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings	Monthly within 30 days	Yes No

The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if no registrations, state “None”)

Financial Covenants	Required	Actual	Complies

Maintain as indicated:
Total Leverage Ratio (monthly/quarterly)	*	_____:1.00	Yes No
Fixed Charge Coverage Ratio (quarterly)	>1.25:1.00	_____:1.00	Yes No

*

See Section 6.7(a) of the Loan Agreement

     The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries?  If yes, provide copies of any such amendments or changes with this Compliance Certificate.

Yes	No

     The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

ARI NETWORK SERVICES, INC. PROJECT VIKING II ACQUISITION, INC. By: _____________________________ Name: __________________________ Title: ___________________________

BANK USE ONLY

Received by: _____________________

AUTHORIZED SIGNER

Date:

_________________________

Verified: ________________________

AUTHORIZED SIGNER

Date:

_________________________

Compliance Status:

Yes     No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.

Dated:

____________________

I.

Total Leverage Ratio (Section 6.7(a))

Required:

Maintain a Total Leverage Ratio, measured on a trailing twelve (12) month basis ending as of the date of measurement, (i) from the Second Loan Modification Effective Date through and including the period ending December 31, 2017, equal to or less than 3.00:1.00, and (ii) for each period ending thereafter, equal to or less than 2.50:1.00, to be tested (A) monthly, on the last day of each month, when there are outstanding Advances under the Revolving Line as of the date of measurement, or (B) quarterly, on the last day of each Fiscal Quarter, if there are no outstanding Advances under the Revolving Line as of the date of measurement.

Actual: all amounts measured on a trailing twelve month basis:

A.

The aggregate principal amount of all Indebtedness of the Borrower and its consolidated Subsidiaries, including, without limitation or Duplication, all outstanding Obligations of Borrower owed to Bank, determined on a consolidated basis in accordance with GAAP

$_____________
B.	1. Net Income	$_____________
	2. Interest Expense	$_____________
To the extent deducted from the calculation of Net Income:
	3. Depreciation expense and amortization expense	$_____________
	4. Income tax expense	$_____________
	5. One-time costs and other non-recurring fees and expenses incurred in connection with the transactions under the Agreement and the Auction 123 Acquisition	$_____________
	6. Other reasonable non-cash items, including, without limitation, non-cash stock compensation expense, and other one-time charges reducing Net Income, in each case approved by Bank in writing	$_____________
C.	The sum of line B.1 through B.6	$_____________
D.	TOTAL LEVERAGE RATIO (line A divided by line C)	_____:1.00

Is line D equal to or less than [___________]?

No, not in compliance	Yes, in compliance

II.

Fixed Charge Coverage Ratio (Section 6.7(b))

Required:

Maintain a Fixed Charge Coverage Ratio, measured on a trailing twelve-month basis as of the last day of each Fiscal Quarter, equal to or greater than 1.25:1.00.

Actual: All amounts measured on a consolidated basis, on a trailing twelve month basis, unless otherwise indicated:

A.	EBITDA (from line I.C above)	$_____________
B.

Without duplication, (i) the portion of taxes based on income actually paid in cash during such period minus (ii) to the extent otherwise permitted and paid under the Agreement, dividends paid in cash during such period minus (iii) Capital Expenditures actually paid in cash (excluding the principal amount of such expenditures funded with the Credit Extensions incurred in connection with such expenditures) minus (iv) capitalized software expense during such period)

$_____________
C.	Adjusted EBITDA (line A minus line B)	$_____________
D.	Interest Expense paid in cash for such period	$_____________
E.

Scheduled payments actually paid in cash during such period on account of the principal amount of outstanding Indebtedness of the Borrower and its consolidated Subsidiaries (including, without limitation, all scheduled principal payments and prepayments in respect of the Term Loan 2016; provided, that for the first four (4) quarterly testing periods occurring after the Second Loan Modification Effective Date, such principal payments and prepayments shall be deemed to be One Million Three Hundred Thousand Dollars ($1,300,000).

$_____________
F.	Fixed Charges (line D plus line E)	$_____________
G.	FIXED CHARGE COVERAGE RATIO (line C divided by line F)	_____:1.00

Is line G equal to or greater than 1.25:1.00?

No, not in compliance	Yes, in compliance